UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2015

SEMGROUP CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-34736	20-3533152
(Commission File Number)	(IRS Employer Identification No.)

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, OK 74136-4216

(Address of Principal Executive Offices) (Zip Code)

(918) 524-8100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Contribution Agreement and Amended Contribution Agreement

On February 9, 2015, SemGroup Corporation (“SemGroup”) entered into a Contribution Agreement (the “Contribution Agreement”) with Rose Rock Midstream, L.P. (the “Partnership”), Rose Rock Midstream Holdings, LLC (“RRMH”), SemDevelopment, L.L.C. (“SD”), Glass Mountain Holding, LLC (“GMH”), Rose Rock Midstream GP, LLC (the “General Partner”) and Rose Rock Midstream Operating, LLC (“RRMO”), under which the Partnership would acquire the remaining crude oil assets of SemGroup. The Contribution Agreement included customary representations and warranties, indemnification obligations and covenants by the parties, subject to the limitations set forth therein. SemGroup, RRMH, SD and the General Partner are referred to herein collectively as the “Contributing Parties” and the Contributing Parties, the Partnership and RRMO are referred to herein collectively as the “Parties.”

On February 13, 2015, the Parties entered into an Amended and Restated Contribution Agreement (the “Amended Contribution Agreement”) to, among other things, remove GMH as a contributing party. Pursuant to the terms of the Amended Contribution Agreement, on February 13, 2015, the Partnership acquired (i) SemGroup’s 100% interest in GMH which owns a 50% interest in Glass Mountain Pipeline, LLC, which owns a 215-mile crude oil pipeline in western and north central Oklahoma and (ii) a 100% interest in Wattenberg Holding, LLC, which owns the Wattenberg Oil Trunkline, a pipeline system that transports crude oil from Noble Energy, Inc.’s production facilities in the DJ Basin to the White Cliffs pipeline system (the “Subject Interests”) from the Contributing Parties in exchange for the Aggregate Consideration (as defined below) (the “Drop-Down Transaction”).

The aggregate consideration for the Subject Interests (the “Aggregate Consideration”) consisted of (i) cash of approximately $251.2 million (the “Cash Consideration”), (ii) the issuance of 1,750,000 common units representing limited partner interests in the Partnership (“Common Units”) and (iii) an increase of the capital account of the General Partner, the general partner of the Partnership, to allow it to maintain its 2% general partner interest in the Partnership through the issuance of 82,653 notional general partner units to the General Partner (such issued Common Units and notional general partner units are collectively referred to as the “Unit Consideration”). The Amended Contribution Agreement also includes customary representations and warranties, indemnification obligations and covenants by the Parties, subject to the limitations set forth therein.

Each of the parties to the Contribution Agreement and each of the Parties to the Amended Contribution Agreement, other than SemGroup, is a direct or indirect subsidiary of SemGroup. As a result, certain individuals serve as officers and directors of both SemGroup and such other entities. In addition, prior to the consummation of the Drop-Down Transaction, SemGroup indirectly held (i) an approximate 56.7% limited partner interest in the Partnership through its subsidiaries and (ii) a 2% general partner interest and incentive distribution rights in the Partnership through its indirect ownership of the General Partner.

The terms of the Contribution Agreement, the Amended Contribution Agreement and the Drop-Down Transaction were approved by the Conflicts Committee of the Board of Directors of the General Partner (the “Conflicts Committee”). The Conflicts Committee, which is composed entirely of independent directors, retained independent legal and financial counsel to assist it in evaluating and negotiating the Contribution Agreement, the Amended Contribution Agreement and the Drop-Down Transaction.

Item 2.02. Results of Operations and Financial Condition.

Preliminary Fourth Quarter 2014 Results for the Partnership, a Subsidiary of SemGroup

The Partnership’s year-end procedures and its results of operations for the year ended December 31, 2014 have not yet been finalized. However, based on preliminary data, on February 9, 2015, in conjunction with an underwritten public offering of common units of the Partnership, the Partnership reaffirmed its prior estimate that the Partnership’s Adjusted EBITDA for the year ended December 31, 2014 will be between $115 million to $120 million.

A reconciliation of estimated Adjusted EBITDA to net income of the Partnership is provided below:

	Year ended December 31, 2014
	Low	High
	(in millions, unaudited)
Net income	$60	$62
Add: Interest expense	18	20
Add: Depreciation and amortization	30	31

EBITDA	$108	$113
Non-Cash Adjustments and Other Adjustments	7	7

Adjusted EBITDA	$115	$120

The calculation of estimated Non-Cash and Other Adjustments is provided below:

	Year ended December 31, 2014
	Low	High
	(in millions, unaudited)
Earnings from equity method investment	$(49)	$(50)
Distributions from equity method investment(1)	55	56
Non-cash equity compensation	1	1

Non-Cash and Other Adjustments	$7	$7

(1)	Distributions from equity method investment includes only the cash distributions from White Cliffs Pipeline, L.L.C. attributable to the Partnership and excludes the distributions attributable to non-controlling interests.

Because the Partnership’s financial statements for the year ended December 31, 2014 are not yet available, the estimate above is preliminary and has not been reviewed by its accountants. Further, the estimate reflects the Partnership’s current best estimates and may be revised as a result of management’s further review of its results. During the course of the preparation and audit of the Partnership’s consolidated financial statements and related notes, it may identify items that would require it to make material adjustments to the preliminary financial information presented above. You should not place undue reliance on these estimates, and they should not be regarded as a representation that estimated results will be achieved.

Adjusted EBITDA is not a financial measure presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Adjusted EBITDA is presented as management of the Partnership believes it provides additional information and metrics relative to the performance of the Partnership’s business.

Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA. Adjusted EBITDA should not be considered as an alternative to the most directly comparable GAAP financial measure. Adjusted EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect the most directly comparable GAAP financial measure. You should not consider Adjusted EBITDA in isolation or as substitutes for analysis of the Partnership’s results as reported under GAAP. Because Adjusted EBITDA may be defined differently by other companies in the Partnership’s industry, the Partnership’s definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

Management of the Partnership compensates for the limitation of Adjusted EBITDA as an analytical tool by reviewing the comparable GAAP measure, understanding the differences between Adjusted EBITDA, on the one hand, and net income (loss), on the other hand, and incorporating this knowledge into its decision-making processes. The Partnership believes that investors benefit from having access to the same financial measures that its management uses in evaluating its operating results.

This information is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 13, 2015, the Partnership, in connection with the Drop-Down Transaction, made a borrowing of approximately $163.5 million (the “Borrowing”) pursuant to the terms of its Credit Agreement, dated as of November 10, 2011, as amended, among the Partnership, certain subsidiaries of the Partnership, as guarantors, the lenders party thereto and The Royal Bank of Scotland plc, as administrative agent and collateral agent for the lenders. The proceeds of the Borrowing were used to fund a portion of the Cash Consideration and to pay other costs and expenses related to the Drop-Down Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP CORPORATION

Date: February 13, 2015

	By:	/s/ Robert N. Fitzgerald
Robert N. Fitzgerald
Senior Vice President and Chief Financial Officer

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